Exhibit 4.7

UNITI GROUP LLC

UNITI GROUP INC.

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

August 4, 2025

7.50% Convertible Senior Notes due 2027

SECOND SUPPLEMENTAL INDENTURE, dated as of August 4, 2025 (this “Supplemental Indenture”), by and among Uniti Group LLC (formerly known as “Uniti Group Inc.”), a Delaware limited liability company (the “Company”), Uniti Group Inc. (formerly known as “Windstream Parent, Inc.”), a Delaware corporation (the “Parent”), the Guarantors listed on the signature pages hereto, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), to the Indenture, dated as of December 12, 2022 (the “Indenture”), among the Company, the Guarantors and the Trustee.

WHEREAS, the Company has heretofore executed and delivered the Indenture, pursuant to which the Company issued its 7.50% Convertible Senior Notes due 2027 (the “Notes”) in the original aggregate principal amount of $306,500,000, which were originally convertible under certain circumstances into cash, the Company’s common stock, par value $0.0001 per share (“Company Common Stock”), or a combination thereof, at the Company’s election;

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of May 3, 2024, by and between the Company and New Windstream, LLC (as successor to Windstream Holdings II, LLC) (“Windstream”), as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of July 17, 2024 (as it may be further amended, supplemented, restated or otherwise modified, the “Merger Agreement”), on August 1, 2025, following a pre-closing reorganization of Windstream, New Windstream Merger Sub, LLC, an affiliate of Windstream identified as “Merger Sub” in the Merger Agreement and later joined the Merger Agreement as a party, merged with and into the Company, with the Company surviving as an indirect wholly owned subsidiary of Windstream Parent, Inc. (the “Parent” and such transaction, the “Merger”) and Windstream merged with and into the Parent and, pursuant to the terms of the Merger, each outstanding share of Company Common Stock was converted into a number of validly issued, fully paid and non-assessable shares of common stock, par value $0.0001 per share, of the Parent (the “Parent Common Stock”) equal to 0.6029 (the “Exchange Ratio”);

WHEREAS, following the Merger, on August 1, 2025, the Parent (formerly known as “Windstream Parent. Inc.”) was renamed Uniti Group Inc. and the Company (formerly known as “Uniti Group Inc.”) was converted into a Delaware limited liability company and renamed Uniti Group LLC;

WHEREAS, the Merger constitutes a Specified Corporate Event under the Indenture, and Section 14.07(a) of the Indenture provides that in the case of any Specified Corporate Event, the Company shall execute and deliver to the Trustee a supplemental indenture permitted under Section 10.01(h) of the Indenture which provides that upon such Specified Corporate Event (i) subsequent conversions of Notes shall be into Reference Property in the manner set forth in Section 14.07(a) of the Indenture (subject to the proviso set forth in the first paragraph of Section 14.07(a) of the Indenture) and (ii) subsequent anti-dilution and other adjustments shall be as nearly equivalent as is possible to the adjustments provided for in Article 14 of the Indenture;

WHEREAS, the Parent and certain other Subsidiaries of the Parent each wishes to become a guarantor of the Notes;

WHEREAS, pursuant to Section 10.01 of the Indenture, the Company, the Guarantors and the Trustee may enter into indentures supplemental to the Indenture to, among other things, (i) add Guarantors with respect to the Notes, (ii) make any change that does not adversely affect the rights of any Holder, as determined by the Company’s Board of Directors and evidenced by Board Resolutions of the Company delivered to the Trustee and (iii) in connection with any Specified Corporate Event, to provide that the Notes are convertible into Reference Property, subject to the provisions of Section 14.02 of the Indenture, and make such related changes to the terms of the Indenture and the Notes to the extent expressly required by the Indenture;

WHEREAS, the Board of Directors of the Parent by resolutions adopted on August 1, 2025, the Board of Directors of the Company by resolutions adopted on July 29, 2025 and the Guarantors have duly authorized, on behalf of the Parent, the Company and each Guarantor, respectively, this Supplemental Indenture;

WHEREAS, in connection with the execution and delivery of this Supplemental Indenture, the Trustee has received an Officer’s Certificate and an Opinion of Counsel as contemplated by Sections 10.05, 11.03, 14.04, 14.07 and 17.06 of the Indenture; and

WHEREAS, the Company, the Guarantors and the Parent have requested that the Trustee execute and deliver this Supplemental Indenture and have satisfied all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms.

WITNESSETH:

NOW THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

Article I

DEFINITIONS

Section 1.1.    Definitions in the Supplemental Indenture. Unless otherwise specified herein or the context otherwise requires:

(a)               a term defined in the Indenture has the same meaning when used in this Supplemental Indenture unless the definition of such term is amended or supplemented pursuant to this Supplemental Indenture;

(b)               the terms defined in this Article and in this Supplemental Indenture include the plural as well as the singular;

(c)               unless otherwise stated, a reference to a Section or an Article is to a Section or an Article of this Supplemental Indenture; and

(d)               Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 1.2.    Definitions in the Indenture.

(a)               The Indenture is hereby amended and supplemented by adding the following additional definition to Section 1.01 of the Indenture in the appropriate alphabetical order.

“Second Supplemental Indenture” means that certain Second Supplemental Indenture, dated as of August 4, 2025, by and among the Company, the Guarantors, the Parent and the Trustee.

“Parent” means Uniti Group Inc. (f/k/a Windstream Parent, Inc.), and shall include its successors and assigns.

(b)               The Indenture is hereby amended by replacing the defined terms “Board of Directors”, “Common Stock”, “Guarantor” and “Ownership Limitations” in their entirety with the following terms:

“Board of Directors” means, with respect to the Company or the applicable Guarantor, the board of directors (or equivalent governing body) of the Company or the applicable Guarantor (or, in the case of a limited partnership, its general partner), as the case may be, or a committee of such board (or equivalent governing body) duly authorized to act for it hereunder.

“Common Stock” means the common stock of the Parent, $0.0001 par value per share, at the date of the Second Supplemental Indenture, subject to Section 14.07.

“Guarantor” means each of (1) the Parent, (2) the Parent’s Subsidiaries listed on the signature pages to this Indenture as a Guarantor and (3) any other Subsidiary of the Parent that becomes a Guarantor in accordance with Section 4.05 or Section 13.09 of this Indenture, in each case until such time as any such Guarantor shall be released and relieved of its obligations pursuant to Section 13.03 of this Indenture.

“Ownership Limitations” means the restrictions on ownership and transfer of the Parent’s stock contained in the Amended and Restated Articles of Incorporation of the Parent, dated as of August 1, 2025, as amended and restated from time to time.

(c)               The Indenture is hereby amended by replacing each reference to “the Company” or “the Company’s” in the defined terms “Ex-Dividend Date,” “Fundamental Change” and “Record Date” with a reference to “the Parent” or “the Parent’s”, as the case may be.

Article II

EFFECT OF MERGER ON CONVERSION PRIVILEGE

Section 2.1.    Conversion Right. At and after the Effective Time (as defined below), the consideration due upon conversion of each $1,000 principal amount of Notes shall be determined in the same manner as if each reference to any number of shares of Company Common Stock in Article 14 of the Indenture were instead a reference to the corresponding number of shares of Parent Common Stock that a Holder of such number of shares of Company Common Stock equal to the Conversion Rate immediately prior to the Effective Time would have been entitled to receive upon the consummation of the Merger (e.g., a holder of $1,000 principal amount of Notes with a Conversion Rate of 137.1742 immediately prior to the Effective Time would have the right to convert such principal amount into 82.7023 shares of Parent Common Stock, calculated by multiplying such Conversion Rate (137.1742) by the Exchange Ratio (0.6029)) and therefore a Unit of Reference Property consists of 0.6029 shares of Parent Common Stock; provided that, at and after the Effective Time:

(a)               the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02 of the Indenture;

(b)               any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 of the Indenture shall continue to be payable in cash; and

(c)               the Daily VWAP shall be calculated (in a manner determined by the Company in good faith) based on the value of a share of Parent Common Stock.

For clarity, the foregoing will apply in lieu of clauses (A), (B)(I), (B)(II) and (III) of the proviso to the first sentence of Section 14.07 of the Indenture in respect of the Merger, and the initial Conversion Rate at and after the Effective Time will be 82.7023 shares of Parent Common Stock.

Section 2.2.    Additional Amendments to the Indenture. The Indenture is hereby amended as follows:

(a)               The last sentence of Section 2.10(b) of the Indenture is hereby amended to replace the reference to “Subsidiaries” with a reference to “Affiliates”.

(b)               Sections 4.06(a), 4.06(b) and 4.07 of the Indenture are hereby amended to replace references to “the Company” with references to “the Parent”, and each reference in the Indenture to the Company’s obligations as set forth in Section 4.06(b) of the Indenture shall be deemed to refer to the Parent’s obligations as set forth in Section 4.06(b) of the Indenture.

(c)               Sections 6.01(h), 6.01(i) and 6.01(j) of the Indenture are hereby amended to replace references to “the Company” with references to “the Parent, the Company”.

(d)               Section 14.01(b)(ii) of the Indenture is hereby amended and restated in full to read as follows:

“(ii) If, prior to the close of business on the Business Day immediately preceding September 1, 2027, the Parent elects to:

(A)	issue to all or substantially all holders of Common Stock any rights, options or warrants (other than any issuance pursuant to a shareholder’s rights agreement or rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)	distribute to all or substantially all holders of Common Stock assets, securities or rights, options or warrants to purchase securities (in each case, other than any distribution pursuant to a shareholder’s rights agreement or rights plan), which distribution has a per share value, as reasonably determined by the Parent’s Board of Directors, exceeding 10% of the Last Reported Sale Price per share of Common Stock on the Trading Day immediately preceding the date of announcement of such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, the Holders may surrender all or any portion of their Notes in an Authorized Denomination for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Parent’s announcement that such issuance or distribution will not take place.

No Holder may convert any of its Notes pursuant to this Section 14.01(b)(ii) if such Holder otherwise participates in such issuance or distribution, at the same time and upon the same terms as holders of the Common Stock and as a result of holding Notes, without having to convert its Notes as if such Holder held a number of shares of Common Stock equal to (x) the applicable Conversion Rate multiplied by (y) the principal amount (expressed in thousands) of Notes held by such Holder.”

(e)               Section 14.01(b)(iii) of the Indenture is hereby amended and restated in full to read as follows:

“(iii) If, prior to the close of business on the Business Day immediately preceding September 1, 2027:

(A)       a transaction or event that constitutes a Fundamental Change occurs;

(B) a transaction or event that constitutes a Make-Whole Fundamental Change occurs; or

(C) the Parent is a party to a consolidation, merger or other combination, statutory share exchange or sale, lease or other transfer or disposition of all or substantially all of the Parent’s and its Subsidiaries’ consolidated assets, taken as a whole, in each case, pursuant to which the Common Stock would be converted into stock, other securities, other property or assets (including cash or any combination thereof) (other than any such transaction that is solely for the purpose of changing the Parent’s jurisdiction of organization that (x) does not constitute a Fundamental Change or a Make-Whole Fundamental Change and (y) results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity and such common stock becomes Reference Property for the Notes), then, in each case, the Holders may surrender all or any portion of their Notes in an Authorized Denomination for conversion at any time from or after the open of business on the Business Day immediately following the day the Parent publicly announces such transaction (even if such transaction has not yet occurred) until the close of business on the 35th Trading Day immediately following the actual effective date of such transaction or, if such transaction constitutes a Fundamental Change (other than a Fundamental Change for which the Company validly invokes the Adequate Cash Conversion Provisions), until the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date.

The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of the effective date of any such transaction as promptly as practicable following the date the Parent publicly announces such transaction, and the Company shall use commercially reasonable efforts to notify Holders in writing prior to such effective date, if practicable.”

(f)                Sections 14.02(a)(iii), 14.03(b), 14.07(c), 15.02(c) and 16.02(a) of the Indenture are hereby amended to replace each reference to the Company filing a report on Form 8-K or issuing a press release with a reference to the Company or the Parent making such filing or issuance.

(g)               Section 14.03(e) of the Indenture is hereby amended and restated in full to read as follows:

“(e) The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

Effective Date	Stock Price
	$10.08	$10.78	$11.61	$12.09	$12.44	$13.68	$14.93	$15.72	$18.25	$21.56	$29.86	$41.47
December 12, 2022	16.5404	14.1431	11.8160	10.6661	9.9125	7.6630	5.9567	5.0802	3.0803	1.5736	0.1692	0.0000
December 1, 2023	16.5404	14.1431	11.8160	10.6661	9.9125	7.6630	5.9567	5.0802	3.0803	1.5736	0.1692	0.0000
December 1, 2024	16.5404	14.1431	11.8160	10.6661	9.9125	7.6630	5.9567	5.0802	3.0803	1.4562	0.1256	0.0000
December 1, 2025	16.5404	14.1431	11.8160	10.6661	9.9125	7.6630	5.7148	4.6330	2.3672	0.9276	0.0188	0.0000
December 1, 2026	16.5404	14.1431	11.8074	10.0045	8.8675	5.7359	3.6803	2.7563	1.0524	0.2268	0.0000	0.0000
December 1, 2027	16.5404	10.0515	3.4262	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and/or Effective Date may not be set forth in the table above, in which case:

(i)       if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year or 366-day year, as applicable;

(ii)       if the Stock Price is greater than $41.47 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate; and

(iii)       if the Stock Price is less than $10.08 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 99.2427 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.”

(h)               Sections 14.04(a), 14.04(b), 14.04(c), 14.04(d), 14.04(e), 14.04(i)(ii), 14.04(m), 14.06, 14.08 and 14.11 of the Indenture shall be amended to replace references to “the Company” with references to “the Parent”; provided, however that, in each case, references therein to determinations or adjustments to be made by the Company or to settlements of conversions to be effected by the Company shall continue to refer to “the Company”.

(i)                 Sections 14.04(a), 14.04(b), 14.04(c) and 14.04(d) of the Indenture shall be amended to replace references to “the Company’s Board of Directors determines not to” with references to “the Parent’s Board of Directors determines not to”.

(j)                 Section 14.04(c) of the Indenture shall be amended to replace the reference to “the Company’s Capital Stock” with a reference to “the Parent’s Capital Stock”.

(k)               Pursuant to Section 14.07(e) of the Indenture, at and after the Effective Time, the “Initial Dividend Threshold” in Section 14.04(d) of the Indenture shall be equal to $0.25.

(l)                 Sections 14.04(i)(i) and 14.04(i)(iv) of the Indenture shall be amended to replace each reference to “the Company’s” with a reference to the “Parent’s”.

(m)             The first paragraph of Section 14.07(a) of the Indenture is hereby amended to replace the references to “the Company” and “the Company’s” in clauses (ii) and (iii) thereof, respectively, with references to “the Parent” and “the Parent’s”, as the case may be.

(n)               Section 14.07(d) of the Indenture is hereby amended and restated in full to read as follows:

“(d) Neither the Company nor the Parent shall become a party to any Specified Corporate Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a Holder to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Specified Corporate Event.”

Article III

Additional guarantees

Section 3.1.    Additional Guarantees. From this date, by executing this Supplemental Indenture, the Guarantors whose signatures appear below under the heading “New Guarantors” shall be Guarantors with respect to the Notes on terms contemplated by and subject to the provisions of Article 13 of the Indenture.

Article IV

MISCELLANEOUS

Section 4.1.    Ratification of Indenture. The Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 4.2.    Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and the Parent and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though set forth in full herein.

Section 4.3.    Governing Law. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 4.4.    Execution in Counterparts. This Supplemental Indenture (and any document executed in connection with this Supplemental Indenture) shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (the “UCC”) (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 4.5.    Effectiveness. This Supplemental Indenture shall become effective, without further action by the parties hereto, upon execution hereof, with the amendments set forth herein taking effect upon the Effective Time (as defined in the Merger Agreement) of the Merger on August 1, 2025 (the “Effective Time”).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

UNITI GROUP LLC
as the Company

By:	/s/ Daniel L. Heard
	Name:	Daniel Heard
	Title:	Sr. EVP, General Counsel and Secretary

UNITI GROUP INC.
as the Parent

By:	/s/ Daniel L. Heard
	Name:	Daniel Heard
	Title:	Sr. EVP, General Counsel and Secretary

NEW GUARANTORS:

UNITI GROUP INC.
as a Guarantor

By:	/s/ Daniel L. Heard
	Name:	Daniel Heard
	Title:	Sr. EVP, General Counsel and Secretary

WINDSTREAM SERVICES, LLC
as a Guarantor

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

BOB, LLC BOSTON RETAIL PARTNERS LLC BROADVIEW NETWORKS OF VIRGINIA, LLC

[Signature Page to Second Supplemental Indenture]

BUFFALO VALLEY MANAGEMENT SERVICES, LLC

BUSINESS TELECOM OF VIRGINIA, LLC

CAVALIER IP TV, LLC

CAVALIER TELEPHONE, L.L.C.

CHOICE ONE COMMUNICATIONS OF CONNECTICUT, LLC (D/B/A ONE COMMUNICATIONS)

CHOICE ONE COMMUNICATIONS OF MAINE, LLC (D/B/A ONE COMMUNICATIONS)

CHOICE ONE COMMUNICATIONS OF MASSACHUSETTS, LLC (D/B/A ONE COMMUNICATIONS)

CHOICE ONE COMMUNICATIONS OF OHIO, LLC (D/B/A ONE COMMUNICATIONS)

CHOICE ONE COMMUNICATIONS OF RHODE ISLAND, LLC (D/B/A ONE COMMUNICATIONS)

CHOICE ONE COMMUNICATIONS OF VERMONT, LLC (D/B/A ONE COMMUNICATIONS)

CHOICE ONE OF NEW HAMPSHIRE, LLC (D/B/A ONE COMMUNICATIONS)

CINERGY COMMUNICATIONS COMPANY OF VIRGINIA, LLC (D/B/A ONE COMMUNICATIONS) (F/K/A CINERGY COMMUNICATIONS COMPANY OF VIRGINIA, INC.)

CONESTOGA ENTERPRISES, LLC

CONESTOGA MANAGEMENT SERVICES, LLC

CONNECTICUT BROADBAND, LLC (D/B/A ONE COMMUNICATIONS)

CONVERSENT COMMUNICATIONS OF CONNECTICUT, LLC

CONVERSENT COMMUNICATIONS OF MAINE, LLC

CONVERSENT COMMUNICATIONS OF MASSACHUSETTS, LLC

CONVERSENT COMMUNICATIONS OF NEW HAMPSHIRE, LLC

CONVERSENT COMMUNICATIONS OF RHODE ISLAND, LLC

CTC COMMUNICATIONS OF VIRGINIA, LLC

D&E COMMUNICATIONS, LLC

D&E MANAGEMENT SERVICES, LLC

OKLAHOMA WINDSTREAM, LLC

PAETEC COMMUNICATIONS OF VIRGINIA, LLC

PAETEC ITEL, L.L.C.

PAETEC, LLC

TALK AMERICA OF VIRGINIA, LLC

TELEVIEW, LLC

TEXAS WINDSTREAM, LLC

US LEC OF ALABAMA LLC

US LEC OF FLORIDA LLC

US LEC OF SOUTH CAROLINA LLC

US LEC OF TENNESSEE LLC

US LEC OF VIRGINIA L.L.C.

US XCHANGE, LLC

US XCHANGE OF ILLINOIS, L.L.C.

US XCHANGE OF MICHIGAN, L.L.C.

US XCHANGE OF WISCONSIN, L.L.C.

VALOR TELECOMMUNICATIONS OF TEXAS, LLC

WINDSTREAM ALABAMA, LLC

WINDSTREAM ARKANSAS, LLC

[Signature Page to Second Supplemental Indenture]

WINDSTREAM CAVALIER, LLC

WINDSTREAM COMMUNICATIONS KERRVILLE, LLC

WINDSTREAM COMMUNICATIONS TELECOM, LLC

WINDSTREAM EAGLE SERVICES, LLC

WINDSTREAM EAST TEXAS, LLC

WINDSTREAM EN-TEL, LLC

WINDSTREAM ENTERPRISE HOLDINGS, LLC (F/K/A PAETEC HOLDING, LLC)

WINDSTREAM ESCROW FINANCE CORP.

WINDSTREAM INTELLECTUAL PROPERTY SERVICES, LLC

WINDSTREAM IOWA COMMUNICATIONS, LLC

WINDSTREAM IOWA-COMM, LLC

WINDSTREAM KDL-VA, LLC

WINDSTREAM KINETIC FIBER, LLC

WINDSTREAM LAKEDALE LINK, LLC

WINDSTREAM LAKEDALE, LLC

WINDSTREAM LEASING, LLC

WINDSTREAM LEXCOM ENTERTAINMENT, LLC

WINDSTREAM LONG DISTANCE, LLC

WINDSTREAM MONTEZUMA, LLC

WINDSTREAM NORTHSTAR, LLC

WINDSTREAM NUVOX ARKANSAS, LLC

WINDSTREAM NUVOX ILLINOIS, LLC

WINDSTREAM NUVOX INDIANA, LLC

WINDSTREAM NUVOX KANSAS, LLC

WINDSTREAM NUVOX OKLAHOMA, LLC

WINDSTREAM OKLAHOMA, LLC

WINDSTREAM SOUTH CAROLINA, LLC

WINDSTREAM SUPPLY, LLC

XETA TECHNOLOGIES, LLC,

each as a Guarantor

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

[Signature Page to Second Supplemental Indenture]

EXISTING GUARANTORS:

ANS CONNECT, LLC

CONTACT NETWORK, LLC

CSL ALABAMA SYSTEM, LLC

CSL ARKANSAS SYSTEM, LLC

CSL FLORIDA SYSTEM, LLC

CSL GEORGIA REALTY, LLC

CSL GEORGIA SYSTEM, LLC

CSL IOWA SYSTEM, LLC

CSL KENTUCKY SYSTEM, LLC

CSL MISSISSIPPI SYSTEM, LLC

[Signature Page to Second Supplemental Indenture]

CSL MISSOURI SYSTEM, LLC

CSL NATIONAL GP, LLC

CSL NEW MEXICO SYSTEM, LLC

CSL NORTH CAROLINA REALTY GP, LLC

CSL OHIO SYSTEM, LLC

CSL OKLAHOMA SYSTEM, LLC

CSL REALTY, LLC

CSL TENNESSEE REALTY PARTNER, LLC

CSL TENNESSEE REALTY, LLC

CSL TEXAS SYSTEM, LLC

HUNT TELECOMMUNICATIONS, LLC

INFORMATION TRANSPORT SOLUTIONS, LLC

NEXUS SYSTEMS, LLC

PEG BANDWIDTH DC, LLC

PEG BANDWIDTH DE, LLC

PEG BANDWIDTH LA, LLC

PEG BANDWIDTH MA, LLC

PEG BANDWIDTH MD, LLC

PEG BANDWIDTH MS, LLC

PEG BANDWIDTH NJ, LLC

PEG BANDWIDTH NY TELEPHONE CORP.

PEG BANDWIDTH PA, LLC

PEG BANDWIDTH TX, LLC

PEG BANDWIDTH VA, LLC

SOUTHERN LIGHT, LLC

UNITI DARK FIBER LLC

UNITI FIBER 2020 LLC

UNITI FIBER LLC

UNITI GROUP FINANCE LLC

UNITI GROUP HOLDCO LLC

UNITI LEASING LLC

UNITI LEASING X LLC

UNITI LEASING XI LLC

UNITI LEASING XII LLC

UNITI NATIONAL LLC,

each as a Guarantor

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

[Signature Page to Second Supplemental Indenture]

CSL NATIONAL, LP, as a Guarantor

By: CSL NATIONAL GP, LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

CSL NORTH CAROLINA REALTY, LP, as a Guarantor

By: CSL NORTH CAROLINA REALTY GP, LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

CSL NORTH CAROLINA SYSTEM, LP, as a Guarantor

By: CSL NORTH CAROLINA REALTY GP, LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

Uniti Holdings LP, as a Guarantor

By:	UNITI HOLDINGS GP LLC, as its general partner

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Sr. EVP, General Counsel and Secretary

[Signature Page to Second Supplemental Indenture]

UNITI QRS Holdings LP, as a Guarantor

By:	UNITI QRS Holdings GP LLC, as its general partner

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Sr. EVP, General Counsel and Secretary

UNITI FIBER HOLDINGS INC., as a Guarantor

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

UNITI GROUP FINANCE 2019 INC., as a Guarantor

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

CSL CAPITAL, LLC, as a Guarantor

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

[Signature Page to Second Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Mary Miselis
Name:	Mary Miselis
Title:	Vice President

By:	/s/ Peter Bono
Name:	Peter Bono
Title:	Assistant Vice President

[Signature Page to Second Supplemental Indenture]